THE UNIFIED FUNDS

                             Secretary's Certificate

The undersigned, Secretary of The Unified Funds, an Ohio business trust, hereby certifies that the attached Exhibit A is a true and correct copy of certain resolutions of the Board of Trustees of The Unified Funds, which were duly adopted on February 15, 2000, and that said resolutions have not been amended, altered or rescinded, and are in full force and effect.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  February 29, 2000

                                          By: /s/
                                              Carol J. Highsmith, Secretary
                                              The Unified Funds



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                                    EXHIBIT A

"WHEREAS Section 4.1 of the Agreement and Declaration of Trust of The Unified Funds gives the Trustees the authority to establish, designate, and/or abolish series of the Trust;

IT IS THEREFORE RESOLVED, that the name of the First Lexington Balanced Fund be changed to the Asset Allocation Fund; and

FURTHER RESOLVED, that the name of the Unified Select 30 Index Fund be changed to the Select 30 Index Fund; and

FURTHER RESOLVED, that the name of the Unified Select 500 Index Fund be changed to the Select 500 Index Fund; and

FURTHER RESOLVED, that the name of the Unified Select 2000 Index Fund be changed to the Select 2000 Index Fund; and

FURTHER RESOLVED, that the name of the Unified Select International Equity Index Fund be changed to the Select International Equity Index Fund; and

FURTHER RESOLVED, that the name of the Unified Select REIT Index Fund be changed to the Select REIT Index Fund; and

FURTHER RESOLVED, that the name of the Unified Select Bond Index Fund be changed to the Select Bond Index Fund; and

FURTHER RESOLVED, that the name of the Unified Select Money Market Fund be changed to the Select Money Market Fund; and

FURTHER RESOLVED, that the name of the Unified Select Internet Fund be changed to the Select Internet Fund; and

FURTHER RESOLVED, that the series known as the Laidlaw Fund be eliminated; and

FURTHER RESOLVED, that these resolutions shall have the status of an Amendment to the Agreement and Declaration of Trust of The Unified Funds; and

FURTHER RESOLVED, that the officers of the Trust are authorized to take any and all actions necessary to effectuate the forgoing changes."